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                                                                     Exhibit 4.1


                      INDEMNIFICATION AND RELEASE AGREEMENT

      This Agreement ("Agreement"), dated January 22, 2003, is entered into by and among White Electronic Designs Corporation, an Indiana corporation ("Acquiror") and all of the outstanding shareholders of Interface Data Systems, Inc., an Arizona corporation (the "Company"), as listed on the signature page hereof ("Shareholders").

                                   WITNESSETH:

      WHEREAS, simultaneously with the execution of this Agreement, IDS Reorganization Corp., a wholly-owned subsidiary of Acquiror ("Merger Sub"), is being merged with and into the Company (the "Merger"), pursuant to that certain Agreement and Plan of Reorganization dated as of January 22, 2003 (the "Merger Agreement," the terms defined therein being used herein as therein defined), by and among Acquiror, Merger Sub, and the Company; and

      WHEREAS, the execution of this Agreement is a condition to the obligations of the Acquiror and Company to close the Merger Agreement;

      NOW, THEREFORE, in consideration for the cash and Acquiror common stock to be received by the Shareholders pursuant to the Merger Agreement, and the mutual covenants and conditions contained herein, Acquiror and the Shareholders agree as follows:

                                    ARTICLE I
                                 INDEMNIFICATION

      1. Indemnification by Shareholders. Each of the Shareholders, jointly and severally, covenants and agrees to defend, indemnify and hold harmless the Company, Merger Sub, and Acquiror, and their respective officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the "Acquiror Indemnitees") from and against, and to pay or reimburse Acquiror Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional, or otherwise and whether or not resulting from third party claims) including, without limitation, any out-of-pocket expenses and reasonable attorneys' and accountants' fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder, but not including any claims, damages, or losses relating to consequential damages or lost profits, except for third party claims for such damages payable by such Acquiror Indemnitees which shall be recoverable (collectively, "Losses"), resulting from or arising out of:

            (a) any inaccuracy of any representation or warranty made by the Company in the Merger Agreement or in connection therewith (it being understood and agreed that, notwithstanding anything to the contrary contained in this Agreement, to determine the losses arising from such inaccuracy or breach, such representation or warranty shall be read as if it were not qualified by materiality, including, without limitation, qualifications indicating accuracy in all material respects, or accuracy except to the extent the inaccuracy will not have a Material Adverse Effect);


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            (b)   any inaccuracy or breach of any representation, warranty, or covenant made by any Shareholder pursuant to this Agreement or in connection therewith;

            (c) any failure of the Company to perform any covenant or agreement set forth in the Merger Agreement or in connection therewith;

            (d)   all liabilities relating to a violation of any Applicable Law;
and

            (e) any claims by holders of Company Common Stock or Convertible Securities relating to the allocation of the Cash Payment, the Acquiror Common Stock Payment, the Exchange Ratio, the vesting or non-vesting of any such holder's Convertible Securities, or any other claim relating to or in connection with this Agreement or the Merger Agreement.

Acquiror Indemnitees shall be entitled to indemnification pursuant to this Agreement only if the aggregate Losses incurred or sustained by all Acquiror Indemnitees exceed One Hundred Thousand Dollars ($100,000). In the event that the aggregate Losses incurred or sustained by all Acquiror Indemnitees exceed One Hundred Thousand Dollars ($100,000), then the Acquiror Indemnitees shall be entitled to indemnification for all such Losses, including the first One Hundred Thousand Dollars ($100,000) of such Losses; provided, however, that (i) the aggregate Losses paid to the Acquiror Indemnitees hereunder shall not exceed the Escrowed Shares; and (ii) Acquiror's sole remedy with respect to the Shareholder's indemnification responsibilities pursuant to this Agreement for any and all Losses shall be limited to Acquiror's right of setoff with respect to the Escrowed Shares as provided in Article I, Section 2 of this Agreement. Notwithstanding the foregoing, or anything else in this Agreement, the Acquiror Indemnitees shall be entitled to indemnification for all Losses, without any limitation, incurred or sustained by such Acquiror Indemnitee as a result of any instance involving fraud, misrepresentations, or other similar claims, or breaches of the representations set forth in Sections 3.4 and 3.18 of the Merger Agreement or for unpaid Taxes for which adequate amounts have not been reserved by the Company through the Effective Date of the Merger.

      2. Acquiror's Right of Setoff. Pursuant to Section 2.6 of the Merger Agreement, at the Closing, Acquiror and the Company shall enter into the Escrow Agreement, and Acquiror shall deliver the Escrowed Shares to the escrow agent, to be held pursuant to the terms of the Escrow Agreement. The Shareholders' agree that the Acquiror shall setoff against the Escrowed Shares any Losses for which the Shareholders may be responsible pursuant to this Agreement. This right of setoff shall be Acquiror's sole remedy with respect to any and all claims relating to, or arising out of, this Agreement, except for claims relating to fraud, misrepresentations, or other similar claims, or breaches of the representations set forth in Sections 3.4 and 3.18 of the Merger Agreement.

      3. Indemnification by Acquiror. Acquiror covenants and agrees to defend, indemnify, and hold harmless the Shareholders and their respective agents, advisors, representatives and Affiliates (collectively, the "Shareholder Indemnitees") from and against any and all Losses resulting from or arising out of:

            (a) any material inaccuracy in any representation or warranty by Acquiror made or contained in the Merger Agreement or in connection therewith;


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            (b)   any failure of Acquiror to perform any covenant or agreement made or contained in the Merger Agreement or in connection therewith or to fulfill any other obligation in respect thereof; and

            (c)   the operation of the Company following the Closing;

provided, however, that in the case of clause (b) or (c), Acquiror shall not be obligated to indemnify the Shareholder Indemnitees to the extent such Losses are attributable to acts or circumstances occurring prior to the Closing, or constitute Losses for which the Shareholders are required to indemnify Acquiror Indemnitees under this Agreement.

Shareholder Indemnitees shall be entitled to indemnification pursuant to this Agreement only if the aggregate Losses incurred or sustained by all Shareholder Indemnitees exceed One Hundred Thousand Dollars ($100,000). In the event that the aggregate Losses incurred or sustained by all Shareholder Indemnitees exceed One Hundred Thousand Dollars ($100,000), then the Shareholder Indemnitees shall be entitled to indemnification for all such Losses, including the first One Hundred Thousand Dollars ($100,000) of such Losses; provided, however, that the aggregate Losses paid to the Shareholder Indemnitees hereunder shall not exceed Four Million Five Hundred Thousand Dollars ($4,500,000).

      4. Indemnification Procedures. In the case of any claim entitling a party hereto to indemnification (the "Indemnified Party"), notice will be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party will permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom; provided that (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation will be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (iii) the omission by any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, will consent (unless it has been unsuccessful after having used all reasonable commercial efforts to obtain such) to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification thereunder or any proposed settlement of any such claim by the Indemnifying Party would materially and adversely affect the Indemnified Party's Tax liability or the ability of the Indemnified Party to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party will have the right at all times to take over and assume control over the defense, settlement, negotiations, or litigation relating to any such claim at the


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sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party will not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying
Party does not accept the defense of any matter as above provided, the Indemnified Party will have the full right to defend against any such claim or demand and will be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party will cooperate in the defense of any claim or litigation subject to this Section 4 and the records of each will be available to the other with respect to such defense.

      5. Treatment of Shareholders. For purposes of Article I of this Agreement, the rights, duties, and obligations of the Shareholders (and their respective successors and assigns) will be joint and several. Among the Shareholders, the rights, duties, and obligations of the Shareholders shall be determined pursuant to Article VI of this Agreement.

      6. Survival of Indemnification Obligations. The indemnification obligations contained in Article I of this Agreement will survive the Closing for the longer of a period of (a) one (1) year or, (b) for indemnification obligations related to or involving fraud, misrepresentations, or other similar claims, or the representations contained in Sections 3.4 and 3.18 of the Merger Agreement, the period of the applicable statute of limitations.

                                   ARTICLE II
                 REPRESENTATIONS REGARDING ACQUIROR COMMON STOCK

      Each Shareholder, individually, represents and warrants to Acquiror that:

      1. Shareholder is acquiring the Acquiror Common Stock for such Shareholder's own account, for investment and not with a view to distribution thereof, and that such Acquiror Common Stock will not be sold or distributed in violation of the Securities Act or applicable state law or the rules and regulations under either. Each Shareholder understands that such Acquiror Common Stock has not been registered under the Securities Act or applicable state securities laws by reason of the reliance by Acquiror on an exemption from the registration requirements of the Securities Act, and applicable state securities laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state laws or is exempt from registration. The financial condition of each Shareholder is such that each Shareholder is able to bear all risks of holding such Acquiror Common Stock for an indefinite period of time. Each Shareholder has been afforded an opportunity to ask questions of and receive answers from Acquiror and from persons authorized to act on its behalf concerning the terms and conditions of the acquisition of such Acquiror Common Stock, and the opportunity to obtain additional information to verify the accuracy of information otherwise furnished by Acquiror hereunder. Each Shareholder has investigated the acquisition of such Acquiror Common Stock to the extent that each Shareholder deems necessary or desirable, and Acquiror has provided each Shareholder with the assistance in connection therewith that each Shareholder requested. Each Shareholder has such knowledge and experience in financial and business matters that each Shareholder is capable of evaluating the merits and risks of the acquisition of the Acquiror Common Stock and of making an informed investment decision with respect thereto. Each Shareholder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated by the Commission.


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      2.    Shareholder acknowledges and agrees that the certificates for the
Acquiror Common Stock received by each Shareholder will be endorsed with the following legend:

            "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED, OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES OR WHITE ELECTRONIC DESIGNS CORPORATION RECEIVES AN OPINION OF COUNSEL STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE, OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

      3. Shareholder and Acquiror acknowledge and agree that the legend endorsed on the certificates for the Acquiror Common Stock will be removed, and Acquiror will issue a certificate or instrument without such legend at the request of the holder of such security, (a) if such security is being disposed of pursuant to registration under the Securities Act and any applicable state acts, or (b) if such holder provides Acquiror with an opinion of counsel reasonably satisfactory to Acquiror to the effect that a sale, transfer, assignment, pledge, or distribution for value of such security may be made without registration and that such legend is not required to satisfy the applicable exemption from registration.

                                   ARTICLE III
                               REGISTRATION RIGHTS

      1. Registration Procedures and Expenses. Acquiror will use its best efforts to effect the registration under the Securities Act for resale of the Acquiror Common Stock issued to the Shareholders pursuant to Section 2.5 of the Merger Agreement, by performing the following:

            (a) Acquiror shall, within 45 days following the date the Escrowed Shares are issued to the Shareholders pursuant to Section 2.5(a)(ii) of the Merger Agreement, prepare and file with the Commission a registration statement with respect to the resale of (i) the Acquiror Common Stock issued to the Shareholders pursuant to Sections 2.5(a)(ii) and (iii) of the Merger Agreement, and (ii) the Acquiror Common Stock issuable upon exercise of the warrant assumed by Acquiror pursuant to Section 2.5(b) of the Merger Agreement, by the Shareholders on the Nasdaq National Market, and shall use its best efforts to cause such registration statement to become and remain effective for the lesser of a period of one (1) year or until Shareholders are free to resell such Acquiror Common Stock without restriction or limitation pursuant to Rule 144(k) of the Securities Act.

            (b) Acquiror shall use its best efforts to prepare and file with the Commission, within 45 days following the Closing, a registration statement on Form S-8 with respect to the


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Acquiror Common Stock issuable upon exercise of the options assumed by Acquiror in connection with the IDS Plan pursuant to Section 2.5(b) of the Merger Agreement.

            (c) Acquiror shall use its best efforts to register or qualify such Acquiror Common Stock for sale in such states as the Shareholders shall reasonably designate and to keep such registration or qualification in effect for so long as the registration statement filed under the Securities Act remains in effect.

            (d) Acquiror shall prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to update and keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale of all securities covered by such registration statement. Notwithstanding anything else to the contrary contained herein, neither Acquiror nor any of its Affiliates will be required to disclose any confidential information concerning pending acquisitions not otherwise required to be disclosed.

            (e) Acquiror shall notify the Shareholders upon discovery that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of the Shareholders promptly prepare and furnish to each of them a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that such prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, after such notification and until such supplement or amendment has been so delivered, the Shareholders will not deliver or otherwise use the original prospectus.

            (f) Acquiror shall cause to be furnished to the Shareholders three conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits) and such number of copies of the preliminary and final prospectuses and any other prospectus filed under Rule 424 of the Securities Act as the Shareholders may reasonably request in order to facilitate the sale of such Acquiror Common Stock. The Shareholders will comply with all prospectus delivery requirements under the Securities Act. It will be a condition to Acquiror's obligations to effect registration of such Acquiror Common Stock that the Shareholders provide Acquiror with all material facts including, without limitation, furnishing such certificates and questionnaires as may be required by Acquiror concerning the Acquiror Common Stock to be registered which are reasonably required for Acquiror to complete and file the registration statement or in the prospectus or are otherwise required in connection with the offering.

            (g) Acquiror will pay all expenses incurred by Acquiror or its Affiliates in complying with this provision, including, without limitation, all registration and filing fees, printing expenses, and fees and disbursements of counsel for Acquiror and its Affiliates (the "Registration Expenses"). The Shareholders shall pay for all selling commissions applicable to the sales of the Acquiror Common Stock and all fees and disbursements of counsel for the Shareholders (the "Selling Expenses").


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      2.    Indemnification.

            (a) Acquiror will indemnify and hold harmless the Shareholders and each person, if any, who controls a Shareholder within the meaning of the Securities Act, for, from and against any and all losses, damages, liabilities, costs and expenses to which the Shareholders or any such controlling person may become subject under the Securities Act, any state securities laws, or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by a failure to comply with such laws or by any untrue statement or alleged untrue statement of any material fact contained in a registration statement under which shares of Acquiror Common Stock are registered, any prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, Acquiror will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of any Shareholder or such controlling person in writing specifically for use in the preparation thereof.

            (b) Each of the Shareholders, jointly and severally, will indemnify and hold harmless Acquiror and each person, if any, who controls Acquiror within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which Acquiror or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in a registration statement under which shares of Acquiror Common Stock are registered, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of any Shareholder specifically for use in the preparation thereof.

            (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraphs (a) and (b) of this provision of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraphs (a) and (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified parties have defenses or may have defenses additional to or different than the indemnifying parties, or


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there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or
(b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                                   ARTICLE IV
                                     RELEASE

      Each Shareholder hereby irrevocably waives and releases all known and unknown claims such Shareholder may have against the Acquiror and the Company, or any present and former directors, officers, agents, and employees of the Acquiror or Company, from any and all actions, claims, causes of action, or liabilities of any nature, in law or equity, known or unknown, and whether or not heretofore asserted, which such Shareholder ever had, now has, or hereafter can, will or may have against any of the foregoing, upon or by reason of any matter, cause, or thing whatsoever from the formation of the Acquiror or Company to the Closing, except for those claims specifically related to or arising out of this Agreement or the Merger Agreement.

                                    ARTICLE V
                           SHAREHOLDER REPRESENTATIVES

      1. Shareholder Representatives. The Shareholders irrevocably make, constitute and appoint Mahasen Samaravijaya and David Johnson, and each of them, as their agent and attorney-in-fact (each a "Shareholder Representative") to execute any and all documents on behalf of the Shareholders relating to, or arising out of, this Agreement and the Merger Agreement, including the Escrow Agreement, and authorize and empower each of them to fulfill the role of Shareholder Representative in connection with this Agreement.

      2.    Duties. The Shareholder Representatives shall:

            (a) receive all notices and communications directed to the Shareholders under this Agreement and forward such notices and communications to all Shareholders within four days of receipt by a Shareholder Representative;

            (b) within seven days of forwarding such notices and communications by a Shareholder Representative, all Shareholders shall meet in person or by conference telephone, electronic video screen communication, or similar communication equipment (so long as all Shareholders participating in the meeting can hear one another), to determine what actions the Shareholders should or should not take in response to such notice or communications;


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            (c)   ensure that all such decisions (whether to act or not act) be memorialized in writing by the Shareholders;

            (d) take any action (or take no action) as a Shareholder Representative is directed to do pursuant only to a written consent of a majority in interest of the Shareholders to take (or not take) such action; and

            (e) act in good faith and exercise the same degree of duty and care in performing its duties and obligations hereunder as is exercised by other entities under similar circumstances.

      3. Reliance. Acquiror shall be entitled to rely on any document executed by a Shareholder Representative on behalf of the Shareholders with respect to any and all matters arising out of, or relating to, this Agreement.

      4. Liability. The Shareholder Representatives shall not be liable to the Shareholders for their performance under this Agreement except for a Shareholder Representative's own negligent action, failure to act in good faith, or willful misconduct. In the absence of bad faith on the part of a Shareholder Representative, the Shareholder Representative may conclusively rely, as to the truth of the statements expressed therein, upon any documents furnished to the Shareholder Representative and conforming to the requirements of this Agreement and the Shareholder Representative may rely and shall be protected in acting upon any document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      5. Compensation: The Shareholder Representatives will not be compensated for the performance of their services under this Agreement.

                                   ARTICLE VI
                             CONTRIBUTION AGREEMENT

      Any and all the rights, duties, and obligations of the Shareholders resulting from this Agreement shall be shared among the Shareholders pro rata in accordance with each Shareholder's ownership of Company Common Stock as disclosed in Schedule 3.4 to the Merger Agreement. In the event that any Shareholder is insolvent or otherwise unable to contribute their share of any rights, duties, and obligations at the time any such obligation arises, the obligation shall be shared by the remaining Shareholders pro rata and a right of contribution reserved against the insolvent Shareholder or Shareholders.

                                   ARTICLE VII
                                FEES AND EXPENSES

      Except for Acquiror's obligation to pay for expenses incurred by the Company pursuant to Section 2.5(d) of the Merger Agreement, the Shareholders will bear all expenses, costs, and fees (including attorneys', auditors' and financing commitment fees) incurred by the Company and the Shareholders in connection with the transactions contemplated in connection with this Agreement, the Merger Agreement, and all related agreements, including the preparation, execution, and delivery of such agreements and compliance therewith.


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                                  ARTICLE VIII
                                  MISCELLANEOUS

      1. Assignment. Neither the Shareholders, individually or jointly, nor the Acquiror shall have the right or ability to assign or transfer any obligations under this Agreement without the written consent of the other. Any attempt to do so shall be void.

      2. Governing Law. This Agreement shall be governed by the laws of the State of Arizona and the parties hereby submit to the jurisdiction of the Arizona courts, both state and federal.

      3. Notice. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

      If to the Shareholders:

            Mahasen Samaravijaya
            6545 N. 29th St.
            Phoenix, Arizona 85016

            David Johnson
            3200 E. Camelback Road, Suite 100
            Phoenix, Arizona 85018
            Telephone: (602) 954-3745
            Facsimile: (602) 954-0510

      with a copy to:

            Greenberg Traurig, LLP
            2375 E. Camelback Road, Suite 700
            Phoenix, Arizona 85016
            Attn: Quinn P. Williams
            Tel: (602) 445-8000
            Fax: (602) 445-8100

      If to Acquiror:

            White Electric Designs Corporation
            3601 East University Drive
            Phoenix, Arizona 85034
            Attn:  Hamid Shokrgozar, Chief Executive Officer
            Telephone:  (602) 437-1520


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
            Facsimile:  (602) 437-0556

      with a copy to:

            Snell & Wilmer, L.L.P.
            One Arizona Center
            Phoenix, Arizona 85004-2202
            Attn:  Samuel C. Cowley, Esq.
            Telephone:  (602) 382-6000
            Facsimile:  (602) 382-6070

      4. Dispute Resolution. Any and all disputes arising out of or relating to this Agreement shall be handled in accordance with the procedures set forth in Section 12.7 of the Merger Agreement.

      5. Amendments. No modification to this Agreement shall be effective unless made in writing and duly executed by or on behalf of the Shareholder Representative and the Acquiror.

      6. Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties (whether written or oral) relating to said subject matter.

      7. Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original and all of which will together constitute one and the same instrument.


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                                       11

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

WHITE ELECTRONIC DESIGNS CORPORATION:

By:___________________________________

Name:_________________________________

Title:________________________________

IDS CLASS A SHAREHOLDERS:


______________________________________    ______________________________________
Mahasen Samaravijaya                      Edith Arrowsmith (Blackstone)

______________________________________    ______________________________________
John C. Shaw                              James Atchinson

______________________________________    ______________________________________
Wayne Parkinson                           Catherine Lhost

______________________________________    ______________________________________
Barry Ebert                               Glenn Lhost

______________________________________    ______________________________________
A.F. Schaffer                             Ron D. Huston

______________________________________
Cynthia Barnes (Avery)

David T. Johnson P.D. Defined             Atchison Living Trust dated 3-11-86
Contribution Plan and Trust               Joe R. Atchison, Incumbent Trustee

By:___________________________________    By:___________________________________

Name:_________________________________    Name:_________________________________

Title:________________________________    Title:________________________________


IDS CLASS B SHAREHOLDER:

______________________________________
Jeannie Stearns